As filed with the Securities and Exchange Commission on October 23, 2009
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ONCOTHYREON INC.
(Exact name of Registrant as specified in its charter)

Delaware	26-0868560
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2601 Fourth Avenue, Suite 500
Seattle, WA 98121
(206) 801-2100
(Address including zip code, and telephone number, including area code, of principal executive offices)

ONCOTHYREON INC.
AMENDED AND RESTATED SHARE OPTION PLAN
AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN
(Full title of the plans)

Robert L. Kirkman
President and Chief Executive Officer
Oncothyreon Inc.
2601 Fourth Avenue, Suite 500
Seattle, WA 98121
(206) 801-2100
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Patrick J. Schultheis
Robert F. Kornegay
Wilson Sonsini Goodrich & Rosati
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104
(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.0001 par value	916,604 shares (2)	$4.39 (3)	$4,023,892	$224.54

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated Share Option Plan and Amended and Restated Restricted Share Unit Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Of the 916,604 shares registered on this Registration Statement, 616,604 shares are issuable pursuant to the terms of the Amended and Restated Share Option Plan and 300,000 shares are issuable pursuant to the terms of the Amended and Restated Restricted Share Unit Plan.

(3)	The Proposed Maximum Offering Price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rule 457(h) of the Securities Act of 1933, as amended, upon the price of $4.39 per share, the average of the high and low prices of the Common Stock of the Company on October 21, 2009 on the Nasdaq Global Market.

ONCOTHYREON INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
     This Registration Statement registers additional shares of our common stock to be issued pursuant to our Amended and Restated Share Option Plan and Amended and Restated Restricted Share Unit Plan. Accordingly, the contents of the previous Registration Statements on Forms S-8 filed by Biomira Inc. (our predecessor) with the Securities and Exchange Commission (“SEC”) for the Amended and Restated Share Option Plan on October 26, 2007 (File No. 333-146966), as amended on December 7, 2007, and for the Amended and Restated Restricted Share Unit Plan on October 26, 2007 (File No. 333-146964) (together, the “Previous Forms S-8”), including periodic reports that we filed after the Previous Forms S-8 to maintain current information about us, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
Item 3. Incorporation of Documents by Reference
     The following documents previously filed with the SEC are hereby incorporated by reference:
     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 30, 2009.
     (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the SEC on May 15, 2009.
     (c) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 filed with the SEC on August 14, 2009.
     (d) All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Act”) since the end of the fiscal year covered by our Annual Report referred to in (a) above.
     (e) The description of our common stock contained in our registration statement on Form 8-A 12B, filed December 10, 2007, pursuant to Section 12(b) of the Act.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     We are not incorporating any information from any filed documents furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit
Number		Description
4.1	(1)	Amended and Restated Share Option Plan.
4.2	(2)	Form of Stock Option Agreement under the Amended and Restated Share Option Plan.
4.3	(3)	Amended and Restated Restricted Share Unit Plan.
4.4	(4)	Form of Restricted Share Unit Agreement under the Amended and Restated Restricted Share Unit Plan
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.
23.3		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1		Power of Attorney (included on signature page).

(1)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on October 14, 2009.
(2)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on October 14, 2009.
(3)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 14, 2009.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Oncothyreon Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 23rd day of October, 2009.

ONCOTHYREON INC.
By:	/s/ Robert Kirkman
Robert Kirkman
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Kirkman and Shashi Karan, and each of them, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Kirkman	President, Chief Executive Officer and Director
Robert Kirkman	(Principal Executive Officer)	October 23, 2009

/s/ Christopher Henney	Chairman and Director
Christopher Henney		October 23, 2009

/s/ Richard Jackson	Director
Richard Jackson		October 23, 2009

/s/ Daniel Spiegelman	Director
Daniel Spiegelman		October 23, 2009

/s/ W. Vickery Stoughton	Director
W. Vickery Stoughton		October 23, 2009

/s/ Douglas Williams	Director
Douglas Williams		October 23, 2009

/s/ Shashi Karan	Controller and Secretary
Shashi Karan	(Principal Financial Officer and Principal Accounting Officer)	October 23, 2009

INDEX TO EXHIBITS

Exhibit Number		Description
4.1	(1)	Amended and Restated Share Option Plan.
4.2	(2)	Form of Stock Option Agreement under the Amended and Restated Share Option Plan.
4.3	(3)	Amended and Restated Restricted Share Unit Plan.
4.4	(4)	Form of Restricted Share Unit Agreement under the Amended and Restated Restricted Share Unit Plan
5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.
23.3		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).
24.1		Power of Attorney (included on signature page).

(1)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on October 14, 2009.
(2)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on October 14, 2009.
(3)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 14, 2009.
(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 15, 2009.